Exhibit 99.1

Tivic Health Acquires Exclusive Worldwide Rights to
Phase III TLR5 Agonist from Statera Biopharma

Broad licensing agreement accelerates Tivic’s transformation into a diversified therapeutics company, adds late-stage immunotherapeutic to clinical pipeline. Potential for FDA approval within 24 months.

FREMONT, Calif., February 12, 2025 – Tivic Health Systems, Inc., (Nasdaq: TIVC) today announced it has acquired worldwide exclusive license rights from Statera Biopharma (OTC: STAB) to the late-stage Toll-like Receptor 5 (TLR5) agonist Entolimod™ for the treatment of acute radiation syndrome (ARS). In addition, the company has acquired an exclusive option to license five additional indications and clinical use cases for Entolimod and its derivative, Entalasta™. This broad licensing agreement establishes Tivic as a diversified therapeutics company, with complementary bioelectronic and biologic product candidates in its clinical pipeline.

“Today, we have aggressively accelerated Tivic’s strategic transformation from a single-product, direct-to-consumer company to a diversified therapeutics company—one with a growing pipeline of clinically validated product candidates,” said Jennifer Ernst, Chief Executive Officer of Tivic. “Statera’s TLR5 immunotherapy program strongly complements our work on non-invasive vagus nerve stimulation, positioning us to address immune and autonomic dysregulation—and associated diseases—through both neural and molecular pathways.”

The lead product candidate in the licensing program is a TLR5 agonist, Entolimod for the treatment of acute radiation syndrome (ARS). Market research firm CoherentMI estimates the global acute radiation syndrome (ARS) market to be valued at USD 5.2 billion in 2024 with a compound annual growth rate of five percent from 2024 to 2031. CoherentMI goes on to identify Statera Biopharma as one of the key market leaders.

Entolimod and its immunologically optimized derivative, Entalasta, have been the subject of more than forty animal and human trials and $140 million of prior investment.

The FDA has granted Fast Track and Orphan Drug designation to Entolimod for the prevention or treatment of ARS and to prevent death following a potential lethal dose of total body ionization irradiation during or after a radiation disaster.

“Based on extensive prior research, development and numerous clinical trials of Entolimod, this important immunotherapy drug will now be advanced through the final steps toward a BLA filing and potential FDA approval under the skilled execution of the Tivic team,” added Michael K. Handley, Chief Executive Officer of Statera. “We believe this agreement has the potential to provide considerable value for both Statera and Tivic shareholders.”

About the TLR5 Immunotherapy Program

TLRs play a key role in the innate immune system. Entolimod’s mechanism of action provides unique, highly sought-after attributes in the treatment of radiation-related illness.

For ARS, animal studies have shown a three-fold increase in survival with a single dose 25-hours after exposure to lethal levels of radiation. Entolimod was effective without additional supportive care, showed gastrointestinal protective attributes, and exhibited no dose-limiting toxicity at even the highest dosing levels.

Other studies have shown the potential to address additional applications. Tivic has secured exclusive options to these indications subject to certain milestones and payment conditions. These include:

•
Immunosenescence - the gradual age-related decline in the immune system's ability to fight infections and respond to vaccines.
•
Lymphocyte exhaustion – a condition in which immune cells, particularly T cells, become less effective after being exposed to infection, cancer, and/or cancer treatments.
•
Neutropenia - a condition characterized by an abnormally low number of neutrophils, which can result from chemotherapy, radiation, bone marrow disorders, and certain autoimmune conditions.
•
Vaccine enhancement – use as a vaccine adjuvant to enhance immune response to vaccines.
•
Chronic radiation syndrome - a condition caused by long-term exposure to low levels of radiation that gradually damages tissues and organs.

Terms of the Agreement

Under the agreement, Tivic will initially pay Statera $1,200,000 in equity consideration and $300,000 cash to Statera for the use of Entolimod to treat ARS. Tivic can, at its discretion, subsequently add one or more indications, as well as expand its license to include an Entolimod derivative, Entalasta, by exercising the exclusive options granted in the agreement. Tivic has no obligation to exercise such options on any specific timeline or at all; but should it do so, Tivic agrees to fund development of each such indication. Additional future payments will be royalty and milestone-driven, ensuring alignment with the clinical and commercial success of Entolimod and, after exercise of the option granted in the agreement, Entalasta.

Importantly, the structure of the agreement allows Tivic to strategically manage its investment while maximizing potential returns in line with shareholder interests. Select team members of Statera will join Tivic to establish Tivic’s biopharmaceutical capabilities and advance product candidates towards commercialization.

The transaction also includes exclusive rights and options for more than sixty patents and patents pending, associated know-how, and ownership of previously manufactured and tested materials.

Additional information about this news, including an informational PowerPoint presentation, will be available at: https://ir.tivichealth.com

Craft Capital Management LLC acted as the sole and exclusive investment banking firm in the transaction.

About Tivic Health

Tivic Health is a diversified therapeutics company harnessing the power of the immune and autonomic nervous systems to fight disease and restore health. Tivic Health takes a multi-pronged approach to treating diseases caused by immune dysregulation and dysautonomia. The complement of bioelectronic and biologic medicines allows Tivic to target disorders and disease via both neural pathways and molecular approaches.

Tivic Health’s first FDA approved product ClearUPTM is clinically proven to treat sinus pain and pressure. ClearUP is available through online retailers and commercial distributors. For more information about Tivic Health, visit: https://ir.tivichealth.com

About Statera Biopharma

Statera Biopharma, Inc. is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, neutropenia/anemia, emerging viruses and cancers based on a proprietary platform designed to rebalance the body’s immune system and restore homeostasis. Statera has a large platform of toll-like receptor (TLR) agonists with TLR4 and TLR9 antagonists, and the TLR5 agonists, Entolimod and Entalasta. Statera has clinical and preclinical programs for Crohn’s disease (STAT-201), hematology (Entolimod) and inflammation (STAT-300) in addition to potential expansion into fibromyalgia and multiple sclerosis. To learn more about Statera, visit www.staterabiopharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tivic’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to Tivic's ability to maintain its Nasdaq listing; the development of Tivic’s vaccine candidates; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any vaccine under development, there are significant risks in the development, regulatory approval, and commercialization of new products. Tivic does not undertake an obligation to update or revise any forward-looking statement. Investors should read Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, under the heading “Risk Factors”, as well as the company’s subsequent filings with the SEC. All of Tivic’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor Contact Information:

Hanover International, Inc.

ir@tivichealth.com